Exhibit 99.1

Southern First Reports Results for Third Quarter of 2016

Greenville, South Carolina, October 25, 2016 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to the common shareholders of $3.4 million, or $0.51 per diluted share, for the third quarter of 2016. In comparison, net income available to common shareholders was $2.7 million, or $0.41 per diluted share, for the third quarter of 2015. For the nine months ended September 30, 2016, net income to common shareholders was $9.7 million, or $1.45 per diluted share. In comparison, net income available to common shareholders for the nine months ended September 30, 2015 was $7.3 million, or $1.12 per diluted share.

2016 Third Quarter Highlights
●	Net income to common shareholders increased 26% to $3.4 million for Q3 2016 compared to $2.7 million for Q3 2015
●	Gross loans increased 12% to $1.11 billion at Q3 2016, compared to $993.2 million at Q3 2015
●	Total deposits increased 11% to $1.05 billion at Q3 2016, compared to $943.9 million at Q3 2015
●	Total revenue increased 16% to $13.9 million for Q3 2016, compared to $12.0 million for Q3 2015
●	Return on average assets increased to 1.08% for Q3 2016, compared to 0.95% for Q3 2015
●	Announced expansion into Raleigh, NC region on August 22, 2016

“This was an outstanding quarter for Southern First with excellent growth and earnings performance. We are also excited to have introduced our new Raleigh team and to begin building client relationships in the Triangle region,” stated Art Seaver, the Company’s Chief Executive Officer.

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2016	2016	2016	2015	2015
Earnings ($ in thousands, except per share data):
Net income available to common shareholders	$3,433	3,306	3,006	2,853	2,727
Earnings per common share, diluted	0.51	0.49	0.45	0.43	0.41
Total revenue(1)	13,897	13,659	12,866	12,166	11,962
Net interest margin (tax-equivalent)(2)	3.63%	3.62%	3.64%	3.48%	3.62%
Return on average assets(3)	1.08%	1.07%	1.00%	0.93%	0.95%
Return on average equity(3)	13.10%	13.24%	12.47%	12.11%	11.99%
Efficiency ratio(4)	56.13%	57.49%	58.42%	59.44%	57.44%
Balance Sheet ($ in thousands):
Total Loans(5)	$1,114,099	1,065,496	1,038,862	1,004,944	993,233
Total deposits	1,045,075	1,049,124	1,003,241	985,733	943,918
Core deposits(6)	880,389	900,747	853,636	864,305	851,168
Total assets	1,289,746	1,290,710	1,239,317	1,217,293	1,173,557
Holding Company Capital Ratios(7):
Total risk-based capital ratio	12.11%	12.00%	11.89%	11.95%	11.93%
Tier 1 risk-based capital ratio	10.86%	10.75%	10.64%	10.70%	10.68%
Leverage ratio	9.38%	9.23%	9.18%	8.78%	9.09%
Common equity tier 1 ratio(8)	9.67%	9.53%	9.39%	9.40%	9.34%
Tangible common equity(9)	8.22%	7.93%	7.93%	7.74%	7.76%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.58%	0.59%	0.68%	0.75%	0.84%
Net charge-offs as a percentage of average loans(5) (YTD annualized)	0.15%	0.10%	0.14%	0.14%	0.13%
Allowance for loan losses as a percentage of loans(5)	1.30%	1.34%	1.34%	1.36%	1.35%
Allowance for loan losses as a percentage of nonaccrual loans	258.30%	250.63%	224.56%	205.98%	186.04%

Operating Results
Net interest margin for the third quarter of 2016 was 3.63%, compared to 3.62% for both the prior quarter and for the third quarter of 2015. During the third quarter of 2016, our average interest-earning assets increased by $115.2 million, compared to the third quarter of 2015; however, the yield on our interest-earning assets declined by three basis points. In comparison, our average interest-bearing liabilities increased by $65.8 million during the third quarter of 2016, compared to the third quarter of 2015, with the respective cost decreasing by two basis points.

Noninterest income was $3.0 million and $2.1 million for the three months ended September 30, 2016 and 2015, respectively. For the nine months ended September 30, 2016 and 2015, noninterest income was $8.7 million and $6.4 million, respectively. The increase in noninterest income during the three and nine month periods ended September 30, 2016 relates primarily to increases in mortgage banking income and other income. Specifically, mortgage banking income was $2.0 million and $1.3 million for the three months ended September 30, 2016 and 2015, respectively, and $5.7 million and $3.8 million for the nine months ended September 30, 2016 and 2015, respectively. During the second quarter of 2016 we transitioned to mandatory delivery of mortgage loans which increased the profit margin we receive on mortgage originations. In addition, our mortgage production volume increased during the 2016 periods as compared to 2015.

Noninterest expense was $7.8 million and $6.9 million for the three months ended September 30, 2016 and 2015, respectively, and $23.2 million and $21.0 million for the nine months ended September 30, 2016 and 2015, respectively. The increase in noninterest expense during the three and nine month periods ended September 30, 2016 relates primarily to increases in compensation and benefits, occupancy, data processing and related costs, and professional fees. Included in noninterest expense are mortgage banking expenses of $1.3 million and $861 thousand for the three months ended September 30, 2016 and 2015, respectively, and $3.5 million and $2.7 million for the nine months ended September 30, 2016 and 2015, respectively.

During the three months ended September 30, 2016, we recorded total credit costs of $906 thousand, including an $825 thousand provision for loan losses and $81 thousand expenses related to the sale and management of other real estate owned. In addition, net loan charge-offs for the third quarter of 2016 were $664 thousand, or 0.24% of average loans, annualized. During the three months ended September 30, 2015, our total credit costs were $1.0 million, including an $875 thousand provision for loan losses and $148 thousand expenses related to the sale and management of other real estate owned. Net loan charge-offs for the third quarter of 2015 were $434 thousand, or 0.18% of average loans, annualized. For the nine months ended September 30, 2016 and 2015, total credit costs were $2.7 million and $3.5 million, respectively. Our allowance for loan losses was $14.5 million, or 1.30% of loans, at September 30, 2016 which provides approximately 258% coverage of nonaccrual loans, compared to $13.4 million, or 1.35% of loans, and approximately 186% coverage of nonaccrual loans at September 30, 2015.

Nonperforming assets were $7.5 million, or 0.58% of total assets, as of September 30, 2016. Comparatively, nonperforming assets were $9.1 million, or 0.75% of total assets, at December 31, 2015, and $9.8 million, or 0.84% of total assets, at September 30, 2015. Of the $7.5 million in total nonperforming assets as of September 30, 2016, nonperforming loans represent $5.6 million and other real estate owned represents $1.9 million. Classified assets improved to 16% of tier 1 capital plus the allowance for loan losses at September 30, 2016, compared to 18% at September 30, 2015. Gross loans were $1.114 billion, excluding mortgage loans held for sale, as of September 30, 2016, compared to $1.005 billion at December 31, 2015 and $993.2 million at September 30, 2015. Core deposits, which exclude out-of-market deposits and time deposits of $250,000 or more, increased to $880.4 million at September 30, 2016 compared to $864.3 million at December 31, 2015 and $851.2 million at September 30, 2015. In late June 2016, we received a short-term client deposit of approximately $40 million; however, a majority of this deposit was withdrawn in early July 2016.

Shareholders’ equity totaled $106.0 million as of September 30, 2016, compared to $94.2 million at December 31, 2015 and $91.1 million as of September 30, 2015. As of September 30, 2016, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		3rd Qtr	Nine Months Ended		YTD
	September 30		2016-2015	September 30		2016-2015
(in thousands, except per share data)	2016	2015	% Change	2016	2015	% Change
Earnings Summary
Interest income	$12,912	11,766	9.7%	37,744	33,884	11.4%
Interest expense	2,032	1,928	5.4%	6,044	5,485	10.2%
Net interest income	10,880	9,838	10.6%	31,700	28,399	11.6%
Provision for loan losses	825	875	(5.7)%	2,025	2,500	(19.0)%
Noninterest income	3,017	2,124	42.0%	8,721	6,380	36.7%
Noninterest expense	7,800	6,871	13.5%	23,170	20,977	10.5%
Income before provision for income taxes	5,272	4,216	25.0%	15,226	11,302	34.7%
Income tax expense	1,839	1,489	23.5%	5,481	3,987	37.5%
Net income available to common shareholders	$3,433	2,727	25.9%	9,745	7,315	33.2%
Basic weighted average common shares	6,322	6,206	1.9%	6,299	6,194	1.7%
Diluted weighted average common shares	6,741	6,579	2.5%	6,702	6,543	2.4%
Earnings per common share – Basic	$0.54	0.44	22.7%	1.55	1.18	31.4%
Earnings per common share – Diluted	0.51	0.41	24.4%	1.45	1.12	29.5%

	Quarter Ended		3rd Qtr	Quarter Ended
	September 30		2016-2015	June 30	March 31	December 31
(in thousands, except per share data)	2016	2015	% Change	2016	2016	2015
Balance Sheet Highlights
Assets	$1,289,746	1,173,557	9.9%	1,290,710	1,239,317	1,217,293
Investment securities	73,615	71,878	2.4%	90,269	82,805	95,471
Mortgage loans held for sale	9,126	10,887	(16.2)%	14,367	14,241	4,943
Loans	1,114,099	993,233	12.2%	1,065,496	1,038,862	1,004,944
Allowance for loan losses	14,478	13,368	8.3%	14,317	13,898	13,629
Other real estate owned	1,885	2,657	(29.1)%	1,960	2,284	2,475
Noninterest bearing deposits	222,165	173,602	28.0%	195,494	189,620	189,686
Interest bearing deposits	822,910	770,316	6.8%	853,630	813,621	796,047
Total deposits	1,045,075	943,918	10.7%	1,049,124	1,003,241	985,733
Other borrowings	115,200	115,200	-	115,200	115,200	115,200
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Tangible common equity	106,023	91,050	16.4%	102,403	98,295	94,240
Total shareholders’ equity	106,023	91,050	16.4%	102,403	98,295	94,240
Common Stock
Book value per common share	$16.61	14.58	13.9%	16.11	15.49	14.98
Stock price:
High	29.21	21.22	37.7%	25.81	25.74	22.90
Low	24.94	17.77	40.3%	23.71	21.66	19.52
Period end	27.58	20.49	34.6%	24.10	24.41	22.70
Common shares outstanding	6,383	6,243	2.2%	6,355	6,344	6,289
Other
Loans to deposits	106.60%	105.22%	1.3%	101.56%	103.55%	101.95%
Team members	174	169	3.0%	172	172	171
Average Balances ($ in thousands):
Loans(5)	$1,086,237	968,767	12.1%	1,046,725	1,025,084	1,002,024
Deposits	1,009,245	912,901	10.6%	1,001,083	972,933	990,209
Assets	1,261,927	1,140,836	10.6%	1,240,165	1,207,501	1,221,814
Equity	104,293	90,268	15.5%	100,449	96,965	93,426
(1)	Total revenue is the sum of net interest income and noninterest income.
(2)	The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3)	Annualized based on quarterly net income.
(4)	Noninterest expense divided by the sum of net interest income and noninterest income.
(5)	Excludes mortgage loans held for sale.
(6)	Excludes out of market deposits and time deposits greater than $250,000.
(7)	September 30, 2016 ratios are preliminary.
(8)	The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9)	The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2016	2016	2016	2015	2015
Nonperforming Assets
Commercial
Owner occupied RE	$446	453	455	704	718
Non-owner occupied RE	3,941	3,973	4,066	4,170	4,434
Construction	-	-	-	-	-
Commercial business	244	513	736	779	895
Consumer
Real estate	275	38	-	-	-
Home equity	258	256	257	258	250
Construction	-	-	-	-	-
Other	-	-	-	5	1
Nonaccruing troubled debt restructurings	441	479	675	701	887
Total nonaccrual loans	5,605	5,712	6,189	6,617	7,185
Other real estate owned	1,885	1,960	2,284	2,475	2,657
Total nonperforming assets	$7,490	7,672	8,473	9,092	9,842
Nonperforming assets as a percentage of:
Total assets	0.58%	0.59%	0.68%	0.75%	0.84%
Total loans	0.67%	0.72%	0.82%	0.90%	0.99%
Accruing troubled debt restructurings	$8,761	8,813	6,122	7,266	7,232

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2016	2016	2016	2015	2015
Allowance for Loan Losses
Balance, beginning of period	$14,317	13,898	13,629	13,368	12,927
Loans charged-off	(682)	(384)	(394)	(468)	(541)
Recoveries of loans previously charged-off	18	228	38	29	107
Net loans charged-off	(664)	(156)	(356)	(439)	(434)
Provision for loan losses	825	575	625	700	875
Balance, end of period	$14,478	14,317	13,898	13,629	13,368
Allowance for loan losses to gross loans	1.30%	1.34%	1.34%	1.36%	1.35%
Allowance for loan losses to nonaccrual loans	258.30%	250.63%	224.56%	205.98%	186.04%
Net charge-offs to average loans QTD (annualized)	0.24%	0.06%	0.14%	0.17%	0.18%

AVERAGE YIELD/RATE - Unaudited

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2016	2016	2016	2015	2015
	Yield/Rate(10)
Interest-earning assets
Federal funds sold	0.55%	0.57%	0.64%	0.32%	0.28%
Investment securities, taxable	1.76%	1.99%	2.12%	2.18%	2.21%
Investment securities, nontaxable	3.89%	4.04%	4.32%	4.35%	4.74%
Loans(11)	4.53%	4.56%	4.59%	4.57%	4.61%
Total interest-earning assets	4.30%	4.30%	4.35%	4.17%	4.33%
Interest-bearing liabilities
NOW accounts	0.15%	0.16%	0.18%	0.18%	0.15%
Savings & money market	0.40%	0.41%	0.42%	0.42%	0.40%
Time deposits	0.82%	0.82%	0.82%	0.81%	0.80%
Total interest-bearing deposits	0.48%	0.48%	0.50%	0.51%	0.50%
FHLB advances and other borrowings	3.19%	3.33%	3.28%	3.13%	3.11%
Junior subordinated debentures	2.82%	2.76%	2.82%	2.52%	2.46%
Total interest-bearing liabilities	0.86%	0.87%	0.88%	0.87%	0.88%
Net interest spread	3.44%	3.43%	3.46%	3.31%	3.45%
Net interest income (tax equivalent) / margin	3.63%	3.62%	3.64%	3.48%	3.62%
(10) Annualized for the respective three month period.
(11) Includes loans held for sale.

NONINTEREST INCOME & EXPENSE - Unaudited

	Quarter Ended		3rd Qtr	Quarter Ended
	September 30		2016-2015	June 30	March 31	December 31
(dollars in thousands)	2016	2015	% Change	2016	2015	2015
Noninterest income
Mortgage banking income	$2,003	1,332	50.4%	2,235	1,447	1,147
Service fees on deposit accounts	269	230	17.0%	244	220	217
Income from bank owned life insurance	187	167	12.0%	180	186	187
Gain on sale of investment securities	106	2	n/m	19	307	-
Other income	452	393	15.0%	468	399	485
Total noninterest income	$3,017	2,124	42.0%	3,146	2,559	2,036

Noninterest expense
Compensation and benefits	$4,948	4,313	14.7%	4,855	4,551	4,352
Occupancy	908	845	7.5%	892	870	885
Other real estate owned expenses	81	148	(45.3)%	359	285	139
Data processing and related costs	690	588	17.3%	628	598	701
Insurance	227	215	5.6%	217	233	224
Professional fees	326	180	81.1%	284	254	341
Marketing	195	217	(10.1)%	199	231	193
Other	425	365	16.4%	419	495	396
Total noninterest expenses	$7,800	6,871	13.5%	7,853	7,517	7,231

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company’s wholly-owned subsidiary, Southern First Bank, is the third largest bank headquartered in South Carolina. Southern First Bancshares has been providing financial services since 1999 and now operates in nine locations in the Greenville, Columbia, and Charleston markets of South Carolina. Southern First Bancshares has assets of approximately $1.3 billion and its common stock is traded in the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070

MEDIA CONTACT: ART SEAVER 864-679-9010

WEB SITE: www.southernfirst.com